As filed with the Securities and Exchange Commission on September 16, 2021

Registration No. 333-254212

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO THE

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TC BANCSHARES, INC.

(Exact name of registrant as specified in its articles of incorporation)

Georgia	6035	86-2650449
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

131 South Dawson Street, Thomasville, Georgia 31792 (229) 226-3221

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gregory H. Eiford

President/Chief Executive Officer

TC Bancshares, Inc.

PO Box 1197

Thomasville, Georgia 31799

(229) 226-3221

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert D. Klingler, Esq.

Bryan Cave Leighton Paisner LLP

1201 West Peachtree Street, NW, Suite 1400

Atlanta, Georgia 30309-3488

(404) 572-6600

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Sale to the Public Concluded July 20, 2021.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is filed to deregister 1,317,400 shares of the $0.01 par value common stock of TC Bancshares, Inc. (the “Registrant”), previously registered pursuant to the Registrant’s Registration Statement on Form S-1, as amended (the “Form S-1”), as declared effective on May 14, 2021, and offered by means of the Prospectus dated May 14, 2021 (the “Prospectus”), as filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, on May 24, 2021. The remaining 4,898,350 shares of such common stock have been offered and sold in accordance with and as described in the Prospectus.

The Registrant has determined that no further shares of such common stock will be offered, sold and/or issued by it pursuant to the Prospectus. The Registrant, therefore, requests deregistration of the 1,317,400 unissued and unsold shares of such common stock registered pursuant to the Form S-1 as soon as practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has filed this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, State of Georgia, on September 15, 2021.

TC BANCSHARES, INC.

By:	/s/ Gregory H. Eiford
Gregory H. Eiford
President / Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities stated and on the 15th day of September, 2021.

/s/ Gregory H. Eiford	*
Gregory H. Eiford	Stephanie B. Tillman
President / Chief Executive Officer	Director
(Principal Executive Officer)	(Chairman of the Board of Directors)

/s/ Linda K. Palmer	*
Linda K. Palmer	Fred E. Murphy IV
Chief Financial Officer	Director
(Principal Financial and Accounting Officer)

*
Fortson T. Rumble	Jefferson L. Johnson
Director	Director

*	*
Charles M. Dixon	G. Matthew Brown
Director	Director

*
Peter A. DeSantis, III
Director

*	Pursuant to a Power of Attorney contained on the signature page of the Registration Statement on the Form S-1 filed March 12, 2021.

/s/ Gregory H. Eiford
Gregory H. Eiford